Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-257401 on Form S-8 of our report dated March 25, 2022, relating to the financial statements of Mister Car Wash, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Phoenix, Arizona

March 25, 2022